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                                                                   EXHIBIT 99.11


                                TO THE HOLDERS OF

                         COMPREHENSIVE CARE CORPORATION
                   7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                    DUE APRIL 15, 2010 (CUSIP NO. 204620AA6)

NOTICE IS HEREBY given to the holders of the above-referenced Debentures, as provided for under the Indenture dated as of April 25, 1985 between Comprehensive Care Corporation, a Delaware Corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee"), that the Company failed to make its interest payment on the Debentures which was due and payable on October 17, 1994. Pursuant to Section 6.01 of the Indenture, the Company is in default under the Indenture effective as of November 17, 1994.

Pursuant to Section 6.02 of the Indenture, based on this default by the Company, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Debentures by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Debentures to be due and payable. The Trustee wishes to further inform the holders of the Debentures that, pursuant to Section 6.05 of the Indenture, the holders of not less than a majority of the $9,538,000 aggregate principal amount of outstanding Debentures have the right to direct the Trustee's actions concerning this default by the Company, subject to the conditions contained in the Indenture. If the Trustee does not receive directions from the requisite number of holders of the Debentures, the Trustee will formulate a course of action to take concerning this default by the Company. The Trustee has not as of this date declared the principal of and accrued interest on all the Debentures to be due and payable, and the Trustee is continuing to consider whether such a notice of acceleration would presently be in the best interest of the holders of the Debentures.

The Trustee will continue with its duties under the Indenture and will monitor developments in this matter and intends to communicate with the holders of the Debentures as it deems appropriate as it learns of developments concerning this matter. Any directions or inquiries regarding this matter should be directed to Ms. Sandy Chan, Associate Administrator, Bank of America National Trust and Savings Association, Corporate Trust Administration, Department #8510, 333 South Beaudry Avenue, 25th Floor, Los Angeles, California 90017, telephone: (213) 345-46452.

NOTE: If you are a nominee or a depository and not a beneficial holder, please forward copies of this notice immediately to your clients who are beneficial holders of the Debentures.

Dated:  November 22, 1994

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as Trustee

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                                TO THE HOLDERS OF
                         COMPREHENSIVE CARE CORPORATION
                  7 1/2% OF CONVERTIBLE SUBORDINATED DEBENTURES
                    DUE APRIL 15, 2010 (CUSIP NO. 204620AA6)
                               (THE "SECURITIES")

NOTICE IS HEREBY given to the Holders of the above-referenced Securities, as provided for under the Indenture dated as of April 25, 1985 (the "Indenture") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee"), that
(1) as more fully described below, the Holders of at least 25% in principal amount of the currently outstanding Securities have by written notice to the Company and the Trustee declared the principal of and accrued interest on all the Securities to be due and payable, and (2) as more fully described below, the Company has delivered to the Trustee, and has requested the Trustee to mail to the Holders, both (a) the enclosed notice from the Company setting February 28, 1995, as the special record date and also as the payment date for the interest payment on the Securities which the Company failed to make on October 17, 1994 (the "Company Notice"), and (b) the enclosed Notice of Rescission of Acceleration. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Indenture.

As the Holders are aware, on November 23, 1994, the Trustee notified the Holders by mail that an Event of Default had occurred under the Indenture in that the Company had failed to make its interest payment on the Securities which was due and payable on October 17, 1994, and had continued to fail to make such missed interest payment for a period of 30 days.

The Trustee has received written notices dated February 6 and 9, 1995, from twenty-one (21) Holders of the Securities declaring the principal of and accrued interest on all the Securities to be due and payable (the "Written Notices"). The Trustee understands that the Company has also received the Written Notices. The aggregate principal amount of the outstanding Securities registered in the names of the twenty-one (21) Holders who sent the Written Notices is $3,017,000. The aggregate principal amount of all currently outstanding Securities is $9,538,000. Thus, the aggregate principal amount of the outstanding Securities registered in the names of the twenty-one (21) Holders who sent the Written Notices is approximately 31.63% of the aggregate principal amount of all currently outstanding Securities. Pursuant to Section 6.02 of the Indenture, upon receipt by the Company and the Trustee of the Written Notices, the principal of and accrued interest on all the Securities become immediately due and payable.

Section 6.02 of the Indenture provides that "[t]he Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if any existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration." The Trustee has not as of this date been notified of any judgment or decree with which a rescission of the acceleration of the Securities would conflict; and as of this date the only existing Event of Default of which the Trustee has been notified is the failure of the Company to make the interest payment on the Securities which became due and payable on October 17, 1994.

The Company has delivered to the Trustee, and has requested the Trustee to mail to the Holders, both (1) the enclosed Company Notice setting February 28, 1995, as the special record date and also as the payment date for the interest payment on the Securities which the Company failed to make on October 17, 1994, and (2) the enclosed Notice of Rescission of Acceleration. Please note that, as set forth on the Company Notice, the Company's payment of the missed October 17, 1994 interest payment (together with interest thereon from and including October 15, 1994, and to but not including February 28, 1995) is expressly conditioned upon the effective rescission of the acceleration of the Securities by Holders of a majority in principal amount of the currently outstanding Securities executing and returning to the Trustee the enclosed Notice of Rescission of Acceleration on or before February 28, 1995.

If a Holder wants the principal of and accrued interest on all the Securities to remain immediately due and payable, a Holder does not need to do anything. If a Holder wants to rescind the acceleration of the principal of and interest on the Securities, a Holder must execute the enclosed Notice of Rescission of Acceleration and return that executed Notice of Rescission of Acceleration to the Trustee at the address for the Trustee set forth in the following paragraph. An executed Notice of Rescission of Acceleration must be received by the Trustee by no later than 1:00 p.m., Los Angeles, California time, on February 28, 1995.

The Trustee will continue with its duties under the Indenture and will monitor developments in this matter and intends to communicate with the Holders of the Securities as it deems appropriate as it learns of developments concerning this matter. Any directions or inquiries regarding this matter should be directed to Ms. Sandy Chan, Associate Administrator, Bank of America National Trust and Savings Association, Corporate Trust Administration, Department #8510, 333 South Beaudry Avenue, 25th Floor, Los Angeles, California 90017, telephone (213) 345-4652.

NOTE: If you are a nominee or a depository and not a beneficial holder, please forward copies of this notice immediately to your clients who are beneficial holders of the Securities.

Dated:       February 13, 1995

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as Trustee

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                                  THIRD NOTICE

                                TO THE HOLDERS OF

                         COMPREHENSIVE CARE CORPORATION
                  7 1/2% OF CONVERTIBLE SUBORDINATED DEBENTURES
                    DUE APRIL 15, 2010 (CUSIP NO. 204620AA6)
                               (THE "SECURITIES")

THIS THIRD NOTICE IS HEREBY given to the Holders of the above-referenced Securities, as provided for under the Indenture dated as of April 25, 1985 (the "Indenture") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee"), that (1) the Company failed to make its interest payment on the Securities which was due and payable April 17, 1995, and, pursuant to Section
6.01 of the Indenture, such failure by the Company is another Event of Default under the Indenture effective as of May 18, 1995, and (2) as more fully described below, certain additional developments have occurred since the Trustee's last notice to the Holders dated February 13, 1995. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Indenture.

As the Holders are aware, on November 22, 1994, the Trustee notified the Holders by mail that an Event of Default had occurred under the Indenture in that the Company had failed to make its interest payment on the Securities which was due and payable on October 17, 1994, and had continued to fail to make such missed interest payment for a period of 30 days. On February 13, 1995, the Trustee notified the Holders by mail that (1) the Holders of at least 25% in principal amount of the then outstanding Securities had, pursuant to Section 6.02 of the Indenture, by written notice to the Company and the Trustee declared the principal of and accrued interest on all the Securities to be immediately due and payable, and (2) the Company had delivered to the Trustee, and had requested the Trustee to mail to the Holders, both a notice from the Company and a Notice of Rescission of Acceleration. In order to rescind the acceleration of the Securities pursuant to Section 6.02 of the Indenture, the Holders of at least a majority in principal amount of the then outstanding Securities had to execute and return to the Trustee such Notice of Rescission of Acceleration by 1:00 p.m., Los Angeles, California time, on February 28, 1995. That did not occur.

The Company has informed the Trustee and has issued a press release announcing that on March 3, 1995, the Company reached an agreement in principal with an ad hoc committee of Holders. The Company has informed the Trustee that such agreement with the ad hoc committee of Holders provides, among other things, for the Company to offer to purchase the outstanding Securities with cash and common stock of the Company. The Company has further informed the Trustee that such agreement provides that the Company will submit such offer to the Holders and will complete such offer within 180 days from March 3, 1995. If the Company has not completed such offer by that time, the Trustee intends to communicate at that time with the Holders once again and seek directions from the Holders concerning the exercise of appropriate remedies against the Company. Pursuant to the agreement with the ad hoc committee of Holders, the involuntary bankruptcy petition which had been filed against the Company was dismissed on March 7, 1995.

The Trustee will continue with its duties under the Indenture and will monitor developments in this matter and intends to communicate with the Holders of the Securities as it deems appropriate as it learns of developments concerning this matter. Any directions or inquiries regarding this matter should be directed to Ms. Sandy Chan, Trust Officer, Bank of America National Trust and Savings Association, Corporate Trust Administration, Department #8510, 333 South Beaudry Avenue, 25th Floor, Los Angeles, California 90017, telephone (213) 345-4652.

NOTE: If you are a nominee or a depository and not a beneficial holder, please forward copies of this notice immediately to your clients who are beneficial holders of the Securities.

Dated:      May 23, 1995

                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION, as Trustee

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                                  FOURTH NOTICE
                                TO THE HOLDERS OF
                         COMPREHENSIVE CARE CORPORATION
                   7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                    DUE APRIL 15, 2010 (CUSIP NO. 204620AA6)
                               (THE "SECURITIES")

         THIS FOURTH NOTICE IS HEREBY given to the Holders of the above-referenced Securities, as provided for under the Indenture dated as of April 25, 1985 (the "Indenture") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee"), that (1) the Company failed to make its interest payment on the Securities which was due and payable on October 16, 1995, and, pursuant to Section 6.01 of the Indenture, such failure by the Company is another Event of Default under the Indenture, effective as of November 16, 1995; and (2) as more fully described below, certain additional developments have occurred since the Trustee's last notice to the Holders dated May 23, 1995. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Indenture.


         As the Holders are aware, on November 22, 1994, the Trustee notified the Holders by mail that an Event of Default had occurred under the Indenture in that the Company had failed to make its interest payment on the Securities which was due and payable on October 17, 1994, and had continued to fail to make such missed interest payment for a period of 30 days. On February 13, 1995, the Trustee notified the Holders by mail that (1) the Holders of at least 25% in principal amount of the then outstanding Securities had, pursuant to Section
6.02 of the Indenture, by written notice to the Company and the Trustee declared the principal of and accrued interest on all the Securities to be immediately due and payable, and (2) the Company had delivered to the Trustee, and had requested the Trustee to mail to the Holders, both a notice from the Company and a Notice of Rescission of Acceleration. In order to rescind the acceleration of the Securities pursuant to Section 6.02 of the Indenture, the Holders of at least a majority in principal amount of the then outstanding Securities had to execute and return to the Trustee such Notice of Rescission of Acceleration by 1:00 p.m., Los Angeles, California time on February 28, 1995. That did not occur. On May 23, 1995, the Trustee notified the Holders by mail (the "Third Notice") that (a) an additional Event of Default had occurred under the Indenture in that the Company had failed to make its interest payment on the Securities which was due and payable on April 17, 1995, and had continued to fail to make such missed interest payment for a period of 30 days, and (b) the Company had informed the Trustee that on March 3, 1995, the Company reached an agreement in principle with an ad hoc committee of Holders providing, among other things, for the Company to offer to purchase the outstanding Securities with cash and common stock of the Company and that such agreement provided that the Company would submit such offer to the Holders and would complete such offer within 180 days from March 3, 1995. To date, such offer has not yet been submitted to the Holders.

         The Company has informed the Trustee (1) that the Company has submitted to the United States Securities and Exchange Commission (the "Commission") preliminary materials with respect to the offer to the Holders referenced in the next to the last sentence of the preceding paragraph of this Fourth Notice, (2) that the Company has received comments on these preliminary materials from the Commission, and (3) that the Company is now responding to such comments. The Company has informed the Trustee that the Company cannot at this time specify an exact date by which the foregoing described offer will be submitted to the Holders.

         The Company has also informed the Trustee, and has issued a press release announcing, that on October 20, 1995, the Company received a tax refund from the Internal Revenue Service in the amount of $9,393,382.00 together with accrued interest thereon in the amount of $80,956.10, that the Internal Revenue Service offset against such tax refund amount $2,547,618.14, including interest, then owed by the Company to the Internal Revenue Service pursuant to a settlement agreement, and that the Company thereby actually received a net tax refund in the amount of $6,926,719.96 from the Internal Revenue Service.

         The Trustee seeks direction from the Holders concerning how the Holders wish the Trustee to proceed in connection with the delay which has occurred in submitting the foregoing described offer to the Holders.

         The Trustee will continue with its duties under the Indenture and will monitor developments in this matter and intends to communicate with the Holders of the Securities as it deems appropriate as it learns of developments concerning this matter. Any directions or inquiries regarding this matter should be directed to Ms. Sandy Chan, Trust Officer, First Trust of California, National Association, as agent for Bank of America National Trust and Savings Association, Corporate Trust Administration, Department #8510, 333 South Beaudry Avenue, 25th Floor, Los Angeles, California 90017, telephone: (213) 345-4652.

NOTE: IF YOU ARE A NOMINEE OR A DEPOSITORY AND NOT A BENEFICIAL HOLDER, PLEASE FORWARD COPIES OF THIS NOTICE IMMEDIATELY TO YOUR CLIENTS WHO ARE BENEFICIAL HOLDERS OF THE SECURITIES.

Dated:   November 24, 1995

                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as Trustee

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                                TO THE HOLDERS OF
                         COMPREHENSIVE CARE CORPORATION
                  7 1/2% OF CONVERTIBLE SUBORDINATED DEBENTURES
                    DUE APRIL 15, 2010 (CUSIP NO. 204620AA6)

         NOTICE IS HEREBY GIVEN to the holders ("Holders") of the above-referenced securities (the "Securities") pursuant to Section 7.05 of the Indenture, dated as of April 25, 1985 (the "Indenture"), between Comprehensive Care Corporation, a Delaware Corporation (the "Company") and First Trust of California, National Association (as successor trustee of Bank of America National Trust and Savings Association, (the "Trustee") as follows:

         Interest Due April 15, 1996. The Company failed to pay interest on the Securities due on April 15, 1996 and failed to pay such interest within thirty (30) days after it became due and payable. Such failure is an Event of Default under Section 6.01(1) of the Indenture.

         Principal Due April 15, 1996. Section 6 of the Securities provides that five percent (5%) of the aggregate principal amount of the Securities were to be redeemed by the Company on April 15, 1996. Such amount was subject to reduction as provided in Section 6 of the Securities and
         Section 3.01 of the Indenture upon notice to the Trustee from the Company at least fifty (50) days prior to the redemption date. Notice from the Company, dated March 27, 1996, was received by the Trustee on April 1, 1996-- fourteen days prior to the redemption date. Accordingly, the Trustee determined that no credit or reduction was applicable to the April 15, 1996 principal redemption. The Company failed to pay such amount due and payable on April 15, 1996. Such failure is an Event of Default under Section 6.01(2) of the Indenture.

         ADDITIONAL NOTICE IS HEREBY GIVEN that the Trustee has not received notice from the Holders of a majority in principal amount of outstanding securities to rescind the previously declared acceleration of principal of and accrued interest on the Securities. Accordingly, such acceleration is still in effect.

         Reference is made to the Fourth Notice to the Holders, dated November 24, 1995 (the "Fourth Notice"). The Company has informed the Trustee that it is diligently pursuing the tender offer for the outstanding Securities referenced in the Fourth Notice, in that regard, has filed with the United States Securities and Exchange Commission (the "Commission") certain documents including a Schedule 13E-4 Issuer Tender Offer Statement and amendments and exhibits thereto. Such documents which are public information are available from the Commission. The Company has further informed the Trustee that the Company intends to submit to the Holders a tender offer for the Securities upon receipt of clearance from the Commission but that the Company cannot at this time specify an exact date by which such submission will be made.

         The Trustee will continue with its duties under the Indenture. Consistent with the foregoing, the Trustee will continue to monitor developments in this matter and, as the Trustee deems appropriate, communicate the same with the Holders. Any directions or inquiries regarding this matter should be directed to the Trustee at the following address:

                  First Trust of California, National Association
                  c/o First Trust National Association
                  First Trust Center, Suite 200
                  1800 East Fifth Street
                  Saint Paul, Minnesota 55101

Dated June 10, 1996

         NOTE: Recipients of this Notice that are a nominee or depository of a beneficial holder or beneficial holders of the Securities are asked to please immediately forward copies of this Notice to their respective beneficial holder(s).


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